UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2012

Beam Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Lake Cook Road Deerfield, IL		60015
(Address of Principal Executive Offices)		(Zip Code)

(847) 948-8888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Pursuant to the Beam Inc. (the “Company”) retirement age policy, Anne M. Tatlock retired from the Company’s Board of Directors effective April 24, 2012. The Company’s policy requires directors to retire after the Annual Meeting of Stockholders following their 72nd birthday.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on April 24, 2012. At the Annual Meeting, our stockholders (i) elected the persons listed below to serve as directors for a term of one year expiring at the 2013 Annual Meeting of Stockholders and until their successors are duly elected and qualified; (ii) ratified the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2012; (iii) approved the compensation paid to the Company’s named executive officers; (iv) approved the Beam Inc. 2012 Employee Stock Purchase Plan; and (v) re-approved the Annual Executive Incentive Compensation Plan. Set forth below are the voting results for each of these proposals:

1.	The election of seven directors for a one-year term expiring at the 2013 Annual Meeting

Director Name	For	Against	Abstain	Broker Non-Votes
Richard A. Goldstein	114,215,611	598,288	265,353	15,728,789
Stephen W. Golsby	114,223,114	600,636	255,502	15,728,789
Ann F. Hackett	112,858,861	1,964,276	256,115	15,728,789
A. D. David Mackay	114,296,685	526,119	256,448	15,728,789
Matthew J. Shattock	114,463,601	373,766	241,885	15,728,789
Robert A. Steele	114,371,444	456,993	250,815	15,728,789
Peter M. Wilson	112,458,046	2,431,944	189,262	15,728,789

2.	The ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2012

For	Against	Abstain
129,570,879	1,017,456	219,706

3.	The approval of the compensation paid to the Company’s named executive officers

For	Against	Abstain	Broker Non-Votes
100,120,010	11,130,548	3,828,694	15,728,789

4.	The approval of the Beam Inc. 2012 Employee Stock Purchase Plan

For	Against	Abstain	Broker Non-Votes
113,188,107	985,071	906,074	15,728,789

5.	The re-approval of the Annual Executive Incentive Compensation Plan

For	Against	Abstain	Broker Non-Votes
111,205,978	3,303,128	570,146	15,728,789

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAM INC.
(Registrant)

By: /s/ Kenton R. Rose
Name: Kenton R. Rose
Title: Senior Vice President, General Counsel
& Chief Administrative Officer and Secretary

Date: April 27, 2012